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                                                                    Exhibit 4.3
                                                                    -----------

                         REGISTRATION RIGHTS AGREEMENT


          This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of October _____, 1995, by and between Drilex Holdings Corp., a Delaware corporation (the "Company"), and ENSCO Technology Company, a Delaware corporation (the "Stockholder");

                              W I T N E S S E T H:

          WHEREAS, the Company, Drilex Systems, Inc., a Texas corporation ("Drilex"), ENSCO International Incorporated, a Delaware corporation, and the Stockholder are entering into an asset purchase agreement of even date herewith (the "Purchase Agreement") relating to the purchase by the Company and Drilex of substantially all of the assets of the Stockholder; and

          WHEREAS, the Purchase Agreement contemplates that a portion of the purchase consideration will be paid in the form of a promissory note convertible into common stock, par value $.01 per share (the "Common Stock") of the Company (the "Convertible Note") and that, in connection therewith, the Company and the Stockholder will execute and deliver this Agreement;

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   Definitions.

          Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Convertible Note or the Purchase Agreement. As used herein, the following terms have the indicated meanings, unless the context otherwise requires:

          "Act" means the Securities Act of 1933, as amended.

          "best efforts" means a party's efforts in accordance with reasonable commercial practice and without incurrence of unreasonable expense.

          "Commission" means the Securities and Exchange Commission.

          "Holder" means the Stockholder or its Permitted Assigns (as defined below).

          "Permitted Assigns" means ENSCO International Incorporated or its subsidiaries or any transferee of such persons pursuant to the terms of, and that becomes a party to, the Stockholders' Agreement between the Company and the Stockholder of even date herewith (the "Stockholders' Agreement").

          "Registrable Securities" means the shares of Common Stock or other securities issued by the Company to the Stockholder pursuant to the Convertible Note, any other securities issued
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pursuant to the exercise of preemptive rights under the Stockholders' Agreement and any other securities issued or issuable by the Company with respect to such securities by way of a stock dividend or other distribution or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization. Any Registrable Securities will cease to be such when (i) a registration statement covering such Registrable Securities has been declared effective by the Commission and such Registrable Securities have been disposed of pursuant to such effective registration statement, (ii) such Registrable Securities are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Act or (iii) the Company has delivered a new certificate or other evidence of ownership for such Registrable Securities not bearing the legend required pursuant to the Stockholders' Agreement and such Registrable Securities may be resold without restriction under the Act.

          "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a registration statement.

2.   Piggy-Back Registration.

          (a) If the Company proposes to file a registration statement under the Act with respect to an offering of Common Stock by the Company for its own account or for the account of any other person or entity of any class of equity security, including any security convertible into or exchangeable for any equity securities (other than a registration statement on Form S-4 or S-8 (or any substitute form for comparable purposes that may be adopted by the Commission) or a registration statement filed in connection with an exchange offer or an offering of securities solely to the Company's existing security holders), then the Company shall in each such case give written notice of such proposed filing to the Holders at least 20 days before the anticipated filing date, and such notice shall offer the Holders the opportunity to register such number of shares of Registrable Securities as the Holders may request. The Holders will make any request to register Registrable Securities within ten days after the Company's notice of the proposed filing.

          (b) The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested by the Holders to be included in the registration statement for such offering to be included on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering shall advise the Company that because of the size of the offering intended to be made or the inclusion of securities of selling security holders, the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then the amount of securities to be offered for the account of the Holder shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; provided, however, that the proportion by which the amount of Registrable Securities intended to be offered by the Holder is reduced shall not exceed the proportion by which the amount of securities intended to be offered by DRLX Partners, L.P., a Delaware limited partnership, or any other person or entity other than the Company is reduced. The Company will bear all Registration Expenses (as defined below) in connection with a piggy-back registration.

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3.   Restrictions on Public Sale by Holder of Registrable Securities.

          To the extent not inconsistent with applicable law, the Holder agrees not to effect any public sale or distribution of the security being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Act, beginning on the effective date of the registration statement (except, in each case, as part of such registration) and continuing during such period (which shall not exceed the least period required with respect to any other securityholder of the Company participating in the offering) as may be required by the managing underwriter or underwriters in the case of an underwritten public offering, but in no event more than 180 days.

4.   Registration Procedures.

          Whenever the Holder has requested that any Registrable Securities be included in a registration pursuant to Section 2 hereof, the Company shall (unless such registration statement is not filed or is withdrawn) use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as soon as reasonably practicable, and in connection with any such request, the Company shall (unless such registration statement is not filed or is withdrawn):

          (a) (i) prior to filing a registration statement or prospectus or any amendments or supplements thereto, furnish to the Selling Holder and one counsel selected by the Holder of a majority of the number of shares of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, (ii) furnish to the Selling Holder, prior to filing a registration statement, copies of such registration statement as proposed to be filed, and thereafter furnish to the Selling Holder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Selling Holder, and (iii) after the filing of the registration statement, promptly notify the Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

          (b) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Selling Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Selling Holder; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (b), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

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          (c) use its best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holder thereof to consummate the disposition of such Registrable Securities;

          (d) notify the Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to the Selling Holder any such supplement or amendment;

          (e) enter into or arrange for the furnishing of customary agreements and documents (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

          (f) make available for inspection by the Selling Holder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by the Selling Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement. The Selling Holder agrees that information obtained by it as a result of such inspections which is material and deemed confidential shall not be used by it as the basis for any market transactions in securities of the Company unless and until such is made generally available to the public. The Selling Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

          (g) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act; and

          (h) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed.

          The Company may require the Selling Holder as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable

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Securities as the Company may from time to time reasonably request in writing and such other information as may be legally required in connection with such registration.

          The Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(d) hereof, the Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(d) hereof, and, if so directed by the Company, the Selling Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Selling Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. The Selling Holder also agrees to notify the Company of any event relating to the Selling Holder that occurs that would require the preparation of a supplement or amendment to the prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

5.   Registration Expenses.

          All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or comfort letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other persons retained by the Company, in connection with each registration hereunder (but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities or the fees and expenses of counsel for the Selling Holder) (collectively, "Registration Expenses") will be borne by the Company.

6.   Indemnification; Contribution.

          (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless the Selling Holder, its officers, directors, partners and agents and each person, if any, who controls the Selling Holder within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended, from and against any and all losses, claims, damages (whether in contract, tort or otherwise), liabilities and expenses (including reasonable costs of investigation) whatsoever (as incurred or suffered) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus

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relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by the Selling Holder or on the Selling Holder's behalf expressly for use therein and provided, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such person if it is determined that the Company had previously provided the Selling Holder with such current copy of the prospectus it was the responsibility of the Selling Holder to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers, partners and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Selling Holder provided in this Section 6 or such other indemnification customarily obtained by underwriters at the time of offering.

          (b) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against the Selling Holder (or its officers, directors, partners or agents) or any person controlling the Selling Holder in respect of which indemnity may be sought from the Company, the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Selling Holder, and shall assume the payment of all expenses. The Selling Holder or any controlling person of the Selling Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Selling Holder or such controlling person unless (i) the Company has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both the Selling Holder or such controlling person and the Company, and the Selling Holder or such controlling person shall have been advised by counsel that there may be one or more legal defenses available to such Selling Holder or such controlling person which are different from or additional to those available to the Company (in which case, if the Selling Holder or such controlling person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of the Selling Holder or such controlling person; it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for the Selling Holder, which firm shall be designated in writing by the Selling Holder). The Company shall not be liable for any settlement of any such action or proceeding effected without the Company's written consent, but if

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settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless the Selling Holder and such controlling person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

          (c) Indemnification by Holder of Registrable Securities. The Selling Holder agrees to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended, to the same extent as the foregoing indemnity from the Company to the Selling Holder, but only with respect to information furnished in writing by the Selling Holder or on the Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers, or any such controlling person, in respect of which indemnity may be sought against the Selling Holder, the Selling Holder shall have the rights and duties given to the Company, and the Company or its directors or officers or such controlling person shall have the rights and duties given to the Selling Holder, by the preceding paragraph. The Selling Holder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this
Section 6(c). Notwithstanding the foregoing, the liability of the Selling Holder pursuant to this Section 6(c) shall not exceed the amount by which the total price at which the Registrable Securities of the Selling Holder were offered to the public exceeds the amount the Selling Holder has otherwise been required to pay by reason of this Section 6.

          (d) Contribution. If the indemnification provided for in this Section 6 is unavailable to the Company, the Selling Holder or the underwriters in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) as between the Company and the Selling Holder on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holder on the one hand and the underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Holder on the one hand and of the underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations and (ii) as between the Company, on the one hand, and the Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Holder on the one hand and the underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holder bear

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to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Selling Holder on the one hand and of the underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Holder or by the underwriters. The relative fault of the Company on the one hand and of the Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Selling Holder agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and the Selling Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of the Selling Holder were offered to the public exceeds the amount of any damages which the Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) Indemnification Payments. The indemnification and contribution required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability are incurred.

7.   Participation in Underwritten Registrations.

          No person may participate in any underwritten registration hereunder unless such person (a) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

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8.   Rule 144 and Reports.

          The Company covenants that, upon any registration statement covering securities of the Company becoming effective, it will file the reports required to be filed by it under the Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Commission thereunder, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

9.   Miscellaneous.

          (a) Binding Effect. Unless otherwise provided herein, the provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, transferees, successors and permitted assigns.

          (b) Amendment. This Agreement may be amended or terminated only by a written instrument signed by the Company and the Holder.

          (c) Applicable Law. The internal laws of the State of Texas (without regard to choice of law provisions thereof) shall govern the interpretation, validity and performance of the terms of this Agreement.

          (d) Notices. All notices provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, postage prepaid:

          (i)  if to the Company, to:

                       Drilex Holdings Corp.
                       c/o SCF Partners, L.P.
                       6600 Texas Commerce Tower
                       Houston, Texas 77002
                       Attention: John Forrest

               with a copy to:

                       Baker & Botts, L.L.P.
                       One Shell Plaza
                       910 Louisiana Street
                       Houston, Texas 77002-4995
                       Attention:  J. David Kirkland, Jr.

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          (ii) if to Stockholder, to:

                        ENSCO International Incorporated
                        1445 Ross Avenue, Suite 2700
                        Dallas, Texas 75202-2792
                        Attention:  C. Christopher Gaut

               with a copy to:

                        Baker & McKenzie
                        4500 Trammell Crow Center
                        2001 Ross Avenue
                        Dallas, Texas  75201
                        Attention:  Daniel W. Rabun

          (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one instrument.

          (f) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                           DRILEX HOLDINGS CORP.



                                           By: ___________________________
                                               John Forrest
                                               President


                                           ENSCO TECHNOLOGY COMPANY



                                           By: ___________________________
                                               Name:
                                               Title:

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